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                                                                    EXHIBIT 23.1



                      [MCGLADREY & PULLEN, LLP LETTERHEAD]



            CONSENT OF MCGLADREY & PULLEN, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference included in this Form 8-K in the previously filed Registration Statement (Form S-8 filed on June 30, 1997) pertaining to the 1981 Stock Option Plan, the 1993 Stock Option Plan, the 1997 Equity Incentive Plan, the Employee Stock Purchase Plan, the Warrants to purchase common stock, and the Options to purchase common stock of Laser Power Corporation of our report dated November 14, 1997, with respect to the consolidated financial statements of EMI Acquisition Corp. and subsidiary for the years ended December 31, 1995 and 1996, included in the Registration Statement on Form S-4 as amended (Registration No. 333-43415) filed with the Securities and Exchange Commission.


                                        MCGLADREY & PULLEN, LLP
                                        /s/ MCGLADREY & PULLEN, LLP


Anaheim, California
March 13, 1998